KCCW
Certified Public Accountants



             Audit    Tax     Consulting     Financial Advisory
             _________________________________________________________________
             Registered with Public Company Accounting Oversight Board (PCAOB)


 May 12, 2017


Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Diverse Development Group, Inc.


Dear Sirs / Madams,

We have received a copy of, and are in agreement with, the statements being made by Diverse Development Group, Inc. in Item 4.20 of its Form 8-K dated May 11, 2017 and captioned "Non- Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ KCCW

KCCW Accountancy Corp.








______________________________________________________________________
                   KCCW Accountancy Corp.
                   430 S. Garfield Ave., #489, Alhambra, CA 91801, USA
                   Tel: +1 626 282 4101    Fax: +1 626 529 1580
                   info@kccwcpa.com